As filed with the Securities and Exchange Commission on October 20, 2017

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Sea Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1 Fusionopolis Place, #17-10, Galaxis

Singapore 138522

+65 6270-8100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

10 East 40th Street, 10th Floor

New York, N.Y. 10016

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

copies to:

Yanjun Wang, Esq.

Sea Limited

1 Fusionopolis Place, #17-10, Galaxis

Singapore 138522

+65 6270-8100

David T. Zhang, Esq. Benjamin Su, Esq. Benjamin W. James, Esq. Kirkland & Ellis International LLP c/o 26th Floor, Gloucester Tower, The Landmark 15 Queen’s Road Central, Hong Kong +852 3761-3300	James C. Lin, Esq. Davis Polk & Wardwell LLP c/o 18th Floor, The Hong Kong Club Building 3A Chater Road, Central Hong Kong +852 2533-3300

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    333-220571

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act .  ☒

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be Registered(2)(3)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Class A ordinary shares, par value US$0.0005 per share	10,660,500	US$15.00	US$159,907,500	US$19,908.48

(1)	American depositary shares issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-220861). Each American depositary share represents one Class A ordinary share.
(2)	Includes Class A ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the Class A ordinary shares are first bona fide offered to the public, and also includes Class A ordinary shares that may be purchased by the underwriters pursuant to an option to purchase additional ADSs. These Class A ordinary shares are not being registered for the purpose of sales outside the United States.
(3)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933.
(4)	Pursuant to 462(b) under the Securities Act of 1933, as amended, the amount of securities being registered hereunder represents no more than 20% of securities initially registered pursuant to Form F-1 Registration Statement No. 333-220571. A total of 57,143,500 securities were registered under Registration Statement No. 333-220571. In no event will the aggregate amount of all securities issued by the Registrant pursuant to this Registration Statement and Registration Statement No. 333-220571 exceed 67,804,000.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-220571) initially filed by Sea Limited (the “Company”) with the Securities and Exchange Commission (the “Commission”) on September 22, 2017, which was declared effective by the Commission on October 19, 2017, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto.

EXHIBIT INDEX

Exhibit Number	Description of Document

5.1	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the Class A ordinary shares being registered

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

24.1

Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of Sea Limited (File No. 333-220571) initially filed with the Securities and Exchange Commission on September 22, 2017)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on October 20, 2017.

Sea Limited

By:	/s/ Forrest Xiaodong Li
Name: Forrest Xiaodong Li
Title: Chairman and Group Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Forrest Xiaodong Li Name: Forrest Xiaodong Li	Chairman and Group Chief Executive Officer (principal executive officer)	October 20, 2017

* Name: Gang Ye	Director and Group Chief Operating Officer	October 20, 2017

* Name: Yuxin Ren	Director	October 20, 2017

/s/ Tony Tianyu Hou Name: Tony Tianyu Hou	Group Chief Financial Officer (principal financial and accounting officer)	October 20, 2017

*By:	/s/ Forrest Xiaodong Li
Name: Forrest Xiaodong Li
Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Sea Limited, has signed this registration statement or amendment thereto in New York on October 20, 2017.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President